Exhibit 10.30

LOAN AND SECURITY AGREEMENT NO. 8081149

THIS LOAN AND SECURITY AGREEMENT (this “Agreement”) dated as of December 31, 2008 (the “Effective Date”) by and between OXFORD FINANCE CORPORATION, a Delaware corporation with its principal place of business located at 133 North Fairfax Street, Alexandria, Virginia 22314 (“Lender”) and ARYx THERAPEUTICS, INC., a Delaware corporation (“Borrower”), provides the terms on which Lender shall lend to Borrower and Borrower shall repay Lender. The parties agree as follows:

1             ACCOUNTING AND OTHER TERMS

Accounting terms not defined in this Agreement shall be construed following GAAP. Calculations and determinations must be made following GAAP. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Section 13. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein.

2             LOAN AND TERMS OF PAYMENT

2.1          Promise to Pay.   Borrower hereby unconditionally promises to pay Lender the outstanding principal amount of the Credit Extensions and accrued and unpaid interest thereon as and when due in accordance with this Agreement.

2.1.1       Equipment Advance.

(a)           Availability.   Subject to the terms and conditions of this Agreement, on the Effective Date, Lender shall make available an advance (the “Equipment Advance”) in an amount of $1,500,000. The Equipment Advance may be used to finance Eligible Equipment purchased on or after January 1, 2007, provided that the Equipment Advance is requested on the Effective Date. All Eligible Equipment must have been new when purchased by Borrower, except for such Eligible Equipment that is disclosed in writing to Lender by Borrower, and that Lender in its sole discretion has agreed to finance, prior to being financed by Lender. Unless otherwise agreed to by Lender, not more than twenty percent (20%) of the proceeds of the Equipment Line shall be used to finance Other Equipment. After repayment, the Equipment Advance may not be reborrowed.

(b)           Repayment.   The Equipment Advance shall immediately amortize and be payable in 36 equal monthly payments of principal and interest in accordance with the provisions of the Secured Promissory Note relating to the Equipment Advance. Notwithstanding the foregoing, all unpaid principal and interest on the Equipment Advance shall be due on the Equipment Maturity Date. The Equipment Advance may only be prepaid in accordance with Section 2.1.1(c), 2.1.1(d) and 2.1.1(e).

(c)           Prepayment Upon an Event of Loss.   Borrower shall bear the risk of any loss, theft, destruction, or damage of or to the Financed Equipment. If, during the term of this Agreement, any item of Financed Equipment becomes obsolete or is lost, stolen, destroyed, damaged beyond repair, rendered permanently unfit for use, or seized by a governmental authority for any reason for a period ending beyond the Equipment Maturity Date with respect to such Financed Equipment (an “Event of Loss”), then, within ten (10) days following such Event of Loss, Borrower shall (i) pay to Lender on account of the Obligations without penalty or premium all accrued interest to the date of the prepayment, plus all outstanding principal owing with respect to the Financed Equipment subject to the Event of Loss; or (ii) if no Event of Default has occurred and is continuing, at Borrower’s option, repair or replace any Financed Equipment subject to an Event of Loss provided the repaired or replaced Financed Equipment is of equal or like value to the Financed Equipment subject to an Event of Loss and provided further that Lender has a first priority perfected security interest in such repaired or replaced Financed Equipment. Any partial prepayment of the Equipment Advance paid by Borrower on account of an Event of Loss shall be applied to prepay amounts owing for the Equipment Advance in inverse order of maturity.

(d)           Mandatory Prepayment Upon an Acceleration.   If the Equipment Advance is accelerated following the occurrence of an Event of Default, Borrower shall immediately pay to Lender an amount equal to the sum of (i) all outstanding principal plus accrued and unpaid interest, (ii) the Prepayment Fee, (iii) the Final Payment and (iv) all other sums, if any, that shall have become due and payable, including interest at the Default Rate with respect to any past due amounts.

(e)           Permitted Prepayment of Equipment Advances.   So long as no Event of Default has occurred and is continuing, Borrower shall have the option to prepay all, but not less than all, the Equipment Advance advanced by Lender under this Agreement, provided Borrower (i) delivers written notice to Lender of its election to prepay the Equipment Advance at least thirty (30) days prior to such prepayment, and (ii) pays, on the date of such prepayment (A) all outstanding principal plus accrued and unpaid interest, (B) the Prepayment Fee, (C) the Final Payment and (D) all other sums, if any, that shall have become due and payable, including interest at the Default Rate with respect to any past due amounts.

2.2           Payment of Interest on the Credit Extension.

(a)           Interest Rate.   Subject to Section 2.2(b), the principal amount outstanding under the Equipment Advance shall accrue interest at a fixed per annum rate equal to the Basic Rate, determined by Lender as of the Funding Date for the Equipment Advance, which interest shall be payable monthly in accordance with Section 2.2.(d).

(b)           Default Rate.   Immediately upon the occurrence and during the continuance of an Event of Default, the Obligations shall bear interest at a rate per annum which is five percentage points above the rate that is otherwise applicable thereto (the “Default Rate”). Payment or acceptance of the increased interest rate provided in this Section 2.2(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Lender.

(c)           360-Day Year.   Interest shall be computed on the basis of a 360-day year comprising twelve (12) months consisting of thirty (30) days.

(d)           Payments.   Unless otherwise provided, interest is payable monthly on the Payment Date of each month. Payments of principal and/or interest received after 12:00 noon Eastern time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest, as applicable, shall continue to accrue.

2.3          Secured Promissory Note.   The Equipment Advance shall be evidenced by a Secured Promissory Note in the form attached as Exhibit D hereto (each a “Secured Promissory Note”), and shall be repayable as set forth therein. The Borrower irrevocably authorizes Lender to make or cause to be made, on or about the Funding Date, or at the time of receipt of any payment of principal on Lender’s Secured Promissory Note, an appropriate notation on Lender’s Secured Promissory Note Record reflecting the making of the Equipment Advance or (as the case may be) the receipt of such payment. The outstanding amount of the Equipment Advance set forth on Lender’s Secured Promissory Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to Lender, but the failure to record, or any error in so recording, any such amount on Lender’s Secured Promissory Note Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Secured Promissory Note to make payments of principal of or interest on any Secured Promissory Note when due. Upon receipt of an affidavit of an officer of a Lender as to the loss, theft, destruction, or mutilation of its Secured Promissory Note, the Borrower shall issue, in lieu thereof, a replacement Secured Promissory Note in the same principal amount thereof and of like tenor.

2.4          Fees.   Borrower shall pay to Lender:

(a)           Commitment Fee.   A fully earned, non-refundable commitment fee of $15,000 which Lender has received in total;

(b)           Prepayment Fee.   The Prepayment Fee, when due hereunder;

(c)           Lender’s Expenses.   All Lender’s Expenses (including reasonable attorneys’ fees and expenses, plus expenses, for documentation and negotiation of this Agreement) incurred through and after the Effective Date, when due; and

(d)           Final Payment.   The Final Payment, when due hereunder.

3             CONDITIONS OF LOAN

3.1          Conditions Precedent to Credit Extension.   Lender’s obligation to make the Credit Extension is subject to the condition precedent that Lender shall have received, in form and substance satisfactory to Lender, such documents, and completion of such other matters, as Lender may reasonably deem necessary or appropriate, including, without limitation:

(a)           duly executed original signatures to the Loan Documents to which Borrower is a party;

(b)           duly executed original signatures to the Warrant;

(c)           duly executed original Secured Promissory Note in favor of Lender in an amount not to exceed the Equipment Line;

(d)           Operating Documents and a good standing certificate of Borrower certified by the Secretary of State of the State of Delaware as of a date no earlier than thirty (30) days prior to the Effective Date;

(e)           duly executed original signatures to the completed Borrowing Resolutions for Borrower;

(f)            Lender shall have received certified copies, dated as of a recent date, of financing statement searches, as Lender shall request, accompanied by written evidence (including any UCC termination statements) that the Liens indicated in any such financing statements either constitute Permitted Liens or have been or, in connection with the initial Credit Extension, will be terminated or released;

(g)           a landlord’s consent with respect to Borrower’s leased property located at 6300 Dumbarton Circle Fremont, CA 94555 executed in favor of Lender;

(h)           evidence satisfactory to Lender that the insurance policies required by Section 6.5 hereof are in full force and effect, together with appropriate evidence showing loss payable and/or additional insured clauses or endorsements in favor of Lender;

(i)            Estoppel letter from Lighthouse Capital Partners releasing any interest in the Collateral: and

(j)            payment of the fees and Lender’s Expenses then due as specified in Section 2.4 hereof.

The obligation of Lender to make the Credit Extension is also subject to the following:

(a)           except as otherwise provided in Section 3.3, timely receipt of an executed Payment/Advance Form and a UCC financing statement covering the Financed Equipment;

(b)           the representations and warranties in Section 5 shall be true, accurate and complete in all material respects on the date of the Payment/Advance Form and on the Funding Date; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, and no Default or Event of Default shall have occurred and be continuing or result from the Credit Extension. The Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties in Section 5 remain true in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date;

(c)           Lender shall have the opportunity to confirm that upon filing of the UCC financing statement covering the Financed Equipment, that Lender shall have a perfected first priority security interest in such Financed Equipment; and

(d)           in Lender’s sole discretion, there has not been any material impairment in the general affairs, management, results of operation, financial condition or the prospect of repayment of the Obligations, nor has there been any material adverse deviation by Borrower from the most recent business plan of Borrower presented to and accepted by Lender.

3.2          Covenant to Deliver. Borrower agrees to deliver to Lender each item required to be delivered to Lender under this Agreement as a condition to the Credit Extension. Borrower expressly agrees that the extension of the Credit Extension prior to the receipt by Lender of any such item shall not constitute a waiver by Lender of Borrower’s obligation to deliver such item, and any such extension in the absence of a required item shall be in Lender’s sole discretion.

3.3          Procedures for Borrowing.   Subject to the prior satisfaction of all other applicable conditions to the making of the Equipment Advance set forth in this Agreement, to obtain the Equipment Advance, Borrower shall notify Lender (which notice shall be irrevocable) by electronic mail, facsimile, or telephone not later than 12:00 noon Eastern time two (2) Business Days prior to the date the Equipment Advance is to be made. Together with any such electronic or facsimile notification, Borrower shall deliver to Lender by electronic mail or facsimile (i) a completed Pay Proceeds Letter executed by a Responsible Officer, (ii) a copy of the invoice for the Equipment being financed, together with a UCC Financing Statement authorization covering the Financed Equipment described on Exhibit A, and (iii) such additional information as Lender may reasonably request. Lender may rely on any telephone notice given by a person whom Lender believes is a Responsible Officer. On the Funding Date, Lender shall credit and/or transfer (as applicable) to Borrower’s Designated Deposit Account, an amount equal to the amount of the Equipment Advance.

4             CREATION OF SECURITY INTEREST

4.1          Grant of Security Interest.   Borrower hereby grants Lender, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Lender, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof, excluding any intellectual property or proceeds from intellectual property resulting from use of the Collateral. Borrower represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral (subject only to Permitted Liens that may have superior priority to Lender’s lien under this Agreement).

If this Agreement is terminated, Lender’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations and Obligations relating to the Warrant) are repaid in full in cash. Upon payment in full in cash of the Obligations (other than inchoate indemnity obligations and Obligations relating to the Warrant) and at such time as the Lender’s obligation to make the Credit Extension has terminated, Lender shall, at Borrower’s sole cost and expense, release its Lien in the Collateral and all rights therein shall revert to Borrower.

4.2          Authorization to File Financing Statements.   Borrower hereby authorizes Lender to file financing statements, without notice to Borrower, with all appropriate jurisdictions to perfect or protect Lender’s interest or rights hereunder, including a notice that any disposition of the Collateral, by either Borrower or any other Person, shall be deemed to violate the rights of Lender under the Code.

5             REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants as follows:

5.1          Due Organization, Authorization: Power and Authority.   Borrower and each of its Subsidiaries, if any, are duly existing and in good standing, as Registered Organizations in their respective jurisdictions of formation and are qualified and licensed to do business and are in good standing in any jurisdiction in which the conduct of their business or their ownership of property requires that they be qualified except where the failure to do so could not reasonably be expected to have a material adverse effect on Borrower’s business. In connection with this Agreement, Borrower has delivered to Lender a completed perfection certificate signed by Borrower (the “Perfection Certificate”). Borrower represents and warrants to Lender that (a) Borrower’s exact legal name is that indicated on the Perfection Certificate and on the signature page hereof; (b) Borrower is an organization of the type and is organized in the jurisdiction set forth in the Perfection Certificate; (c) the Perfection Certificate accurately sets forth Borrower’s organizational identification number or accurately states that Borrower has none; (d) the Perfection Certificate accurately sets forth Borrower’s place of business, or, if more than one, its chief executive office as well as Borrower’s mailing address (if different than its chief executive office); (e) Borrower (and each of its predecessors) has not, in the past five (5) years, changed its jurisdiction of formation, organizational structure or type, or any organizational number assigned by its jurisdiction except that Borrower reincorporated in Delaware (formerly a California corporation) in 2007; and (f) all other information set forth on the Perfection Certificate pertaining to Borrower and each of its Subsidiaries is accurate and complete. If Borrower is not now a Registered Organization but later becomes one, Borrower shall promptly notify Lender of such occurrence and provide Lender with Borrower’s organizational identification number.

The execution, delivery and performance by Borrower of the Loan Documents to which it is a party have been duly authorized, and do not (i) conflict with any of Borrower’s organizational documents, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Borrower or any of its Subsidiaries or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect) or are being obtained pursuant to Section 6.1(b) and except for filings, recordings or registrations that are required to perfect Lender’s security interests in the Collateral, or (v) constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which it is a party or by which it is bound in which the default could reasonably be expected to have a material adverse effect on Borrower’s business.

5.2          Collateral.   Borrower has good title to, has rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder, free and clear of any and all Liens except Permitted Liens.

The Collateral is not in the possession of any third party bailee (such as a warehouse) except as otherwise provided in the Perfection Certificate. None of the components of the Collateral shall be maintained at locations other than as provided in the Perfection Certificate or as Borrower has given Lender notice pursuant to Section 7.2. Borrower shall give the Secured Party 30 days prior written notice of any relocation of any Collateral. Notwithstanding the foregoing, Borrower shall not relocate any Collateral to its wholly-owned subsidiary, ARYx Therapeutics, Ltd. In the event that Borrower, after the date hereof, intends to store or otherwise deliver any portion of the Collateral to a bailee, then Borrower will first receive the written consent of Lender and such bailee must execute and deliver a bailee agreement in form and substance satisfactory to Lender in its sole discretion. Notwithstanding the foregoing, the Borrower shall not transfer any of the Collateral to any Subsidiary without the prior written consent of Lender.

5.3          Litigation.   There are no actions or proceedings pending or, to the knowledge of the Responsible Officers, threatened in writing by or against Borrower or any of its Subsidiaries involving more than One Hundred Thousand Dollars ($100,000.00).

5.4          No Material Deviation in Financial Statements.   All consolidated financial statements for Borrower and any of its Subsidiaries delivered to Lender fairly present, in conformity with GAAP, in all material respects Borrower’s consolidated financial condition and Borrower’s consolidated results of operations. There has not been any material deterioration in Borrower’s consolidated financial condition since the date of the most recent financial statements submitted to Lender.

5.5          Solvency.   The fair salable value of Borrower’s assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.

5.6          Regulatory Compliance.   Borrower is not an “investment company” or a company “controlled” by an “investment company” or a “subsidiary” of an “investment company” under the Investment Company Act of 1940. Borrower is not engaged in extending credit for margin stock (under Regulations T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Neither Borrower nor any of its Subsidiaries is a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” as each term is defined and used in the Public Utility Holding Company Act of 2005. Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to have a material adverse effect on its business. None of Borrower’s or any of its Subsidiaries’ properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each of its Subsidiaries have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary to continue their respective businesses as currently conducted.

5.7          Subsidiaries; Investments.   Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments.

5.8          Tax Returns and Payments; Pension Contributions.   Borrower has timely filed all required tax returns and reports, and Borrower and its Subsidiaries have timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower. Borrower may defer payment of any contested taxes, provided that Borrower (a) in good faith contests its obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted, (b) notifies Lender in writing of the commencement of, and any material development in, the proceedings, (c) posts bonds or takes any other steps required to prevent the governmental authority levying such contested taxes from obtaining a Lien upon any of the Collateral that is other than a “Permitted Lien”. Borrower is unaware of any claims or adjustments proposed for any of Borrower’s prior tax years which could result in additional taxes becoming due and payable by Borrower. Borrower has paid all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and Borrower has not withdrawn from participation in, and has not permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

5.9          Use of Proceeds.   Borrower shall use the proceeds of the Credit Extension solely to purchase Eligible Equipment and not for personal, family, household or agricultural purposes.

5.10        Full Disclosure.   No written representation, warranty or other statement of Borrower in any certificate or written statement given to Lender, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given to Lender, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognized that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

6             AFFIRMATIVE COVENANTS

Borrower shall do all of the following:

6.1          Government Compliance.

(a)           Maintain its and all its Subsidiaries’ legal existence and good standing in their respective jurisdictions of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on Borrower’s business or operations. Borrower shall comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, the noncompliance with which could have a material adverse effect on Borrower’s business.

(b)           Obtain all of the Governmental Approvals necessary for the performance by Borrower of its obligations under the Loan Documents to which it is a party and the grant of a security interest to Lender in all of its property. Borrower shall promptly provide copies of any such obtained Governmental Approvals to Lender.

6.2          Financial Statements, Reports, Certificates.

(a)           Deliver to Lender: (i) as soon as available, but no later than thirty (30) days after the last day of each quarter, a company prepared consolidated balance sheet and income statement covering Borrower’s consolidated operations for such month certified by a Responsible Officer and in a form acceptable to Lender; (ii) as soon as available, but no later than one hundred twenty (120) days after the last day of Borrower’s fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an opinion on the financial statements from an independent certified public accounting firm acceptable to Lender in its reasonable discretion; (iii) as soon as available, but no later than ten (10) days after the last day of Borrower’s fiscal year, Borrower’s financial projections for current fiscal year as approved by Borrower’s Board of Directors; (iv) within five (5) days of delivery, copies of all statements, reports and notices made available to all of Borrower’s security holders or to any holders of Subordinated Debt; (v) in the event that Borrower becomes subject to the reporting requirements under the Securities Exchange Act of 1934, as amended, within five (5) days of filing, all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission or a link thereto on Borrower’s or another website on the Internet; (vi) a prompt report of any legal actions pending or threatened against Borrower or any of its Subsidiaries that could result in damages or costs to Borrower or any of its Subsidiaries of One Hundred Thousand Dollars ($100,000) or more; and (vii) other financial information reasonably requested by Lender.

(b)           Within forty five days (45) days after the last day of each quarter, deliver to Lender with the quarterly financial statements, a duly completed Compliance Certificate signed by a Responsible Officer.

6.3          Taxes; Pensions.   Make, and cause each of its Subsidiaries to make, timely payment of all foreign, federal, state, and local taxes or assessments (other than taxes and assessments which Borrower is contesting pursuant to the terms of Section 5.8 hereof) and shall deliver to Lender, on demand, appropriate certificates attesting to such payments, and pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms.

6.4          Insurance.   Keep its business and the Collateral insured for risks and in amounts standard for companies in Borrower’s industry and location and as Lender may reasonably request. Insurance policies shall be in a form, with companies, and in amounts that are reasonably satisfactory to Lender. All property policies shall have a lender’s loss payable endorsement showing Lender as lender loss payee and waive subrogation against Lender, and all liability policies shall show, or have endorsements showing, Lender, as an additional insured. All policies (or the loss payable and additional insured endorsements) shall provide that the Lender shall receive at least twenty (20) days notice before canceling, amending, or declining to renew its policy. At Lender’s request, Borrower shall deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any policy shall, at Lender’s option, be payable to Lender on account of the Obligations. Notwithstanding the foregoing, (a) so long as no Event of Default has occurred and is continuing, Borrower shall have the option of applying the proceeds of any casualty policy up to $50,000 with respect to any loss, but not exceeding $100,000, in the aggregate for all losses under all casualty policies in any one year, toward the replacement or repair of destroyed or damaged property; provided that any such replaced or repaired property (i) shall be of equal or like value as the replaced or repaired Collateral and (ii) shall be deemed Collateral in which Lender has been granted a first priority security interest, and (b) after the occurrence and during the continuance of an Event of Default, all proceeds payable under such casualty policy shall, at the option of Lender, be payable to Lender on account of the Obligations. If Borrower fails to obtain insurance as required under this Section 6.5 or to pay any amount or furnish any required proof of payment to third persons and Lender, Lender may make all or part of such payment or obtain such insurance policies required in this Section 6.5, and take any action under the policies Lender deems prudent.

6.5          Litigation Cooperation.   From the date hereof and continuing through the termination of this Agreement, make available to Lender, without expense to Lender, Borrower and its officers, employees and agents and Borrower’s books and records, to the extent that Lender may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against Lender with respect to any Collateral or relating to Borrower.

6.6          Further Assurances.   Execute any further instruments and take further action as Lender reasonably requests to perfect or continue Lender’s Lien in the Collateral or to effect the purposes of this Agreement.

6.7          Notices of Litigation and Default.   Borrower will give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened (in writing) against Borrower which would reasonably be expected to have a material adverse effect with respect to Borrower. Without limiting or contradicting any other more specific provision of this Agreement, promptly (and in any event within three (3) Business Days) upon Borrower becoming aware of the existence of any Event of Default or event which, with the giving of notice or passage of time, or both, would constitute an Event of Default, Borrower shall give written notice to Lender of such occurrence, which such notice shall include a reasonably detailed description of such Event of Default or event which, with the giving of notice or passage of time, or both, would constitute an Event of Default.

7             NEGATIVE COVENANTS

Borrower shall not do any of the following without Lender’s prior written consent (not to be unreasonably withheld or delayed):

7.1          Dispositions.   Convey, sell, lease, transfer, assign, or otherwise dispose of (collectively, “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of the Collateral except in connection with Permitted Liens.

7.2          Changes in Business, Management, Ownership, or Business Locations.   (a) Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower and such Subsidiary, as applicable, or reasonably related thereto; (b) liquidate or dissolve; or (c) enter into any transaction or series of related transactions in which the stockholders of Borrower immediately prior to the first such transaction own less than 51% of the voting stock of Borrower immediately after giving effect to such transaction or related series of such transactions (other than by the sale of Borrower’s equity securities in a public offering or to venture capital investors so long as Borrower identifies to Lender the venture capital investors prior to the closing of the transaction). Borrower shall not, without at least thirty (30) days prior written notice to Lender: (1) add any new offices or business locations, including warehouses which would contain any of the Collateral (2) change its jurisdiction of organization, (3) change its organizational structure or type, (4) change its legal name, or (5) change any organizational number (if any) assigned by its jurisdiction of organization.

7.3          Mergers or Acquisitions.   Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person unless (i) the cumulative cash consideration for all such transactions is less than $3,000,000 in any fiscal year of Borrower, (ii) no Event of Default has occurred and is continuing or would exist after giving effect to such transactions, and (iii) Borrower is the surviving entity. A Subsidiary may merge or consolidate into another Subsidiary or into Borrower.

7.4          Encumbrance.   Create, incur, allow, or suffer any Lien on any of the Collateral, or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest granted herein.

7.5          Subordinated Debt.   (a) Make or permit any payment on any Subordinated Debt, except under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject, or (b) amend any provision in any document relating to the Subordinated Debt which would increase the amount thereof or adversely affect the subordination thereof to Obligations owed to the Lender.

7.6          Compliance.   Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on Borrower’s business, or permit any of its Subsidiaries to do so; withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

8             EVENTS OF DEFAULT

Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:

8.1          Payment Default.   Borrower fails to (a) make any payment of principal or interest on any Credit Extension on its due date, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day grace period shall not apply to payments due on the Equipment Maturity Date

8.2          Covenant Default.

(a)           Borrower fails or neglects to perform any obligation in Sections 6.2, 6.3, or 6.4, or violates any covenant in Section 7; or

(b)           Borrower fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents, and as to any default (other than those specified in this Section 8) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but no Credit Extensions shall be made during such cure period). Grace periods provided under this Section shall not apply, among other things, to financial covenants or any other covenants set forth in subsection (a) above;

8.3          Material Adverse Change.   A Material Adverse Change occurs;

8.4          Attachment.   (a) Any material portion of Borrower’s assets is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in ten (10) days; (b) the service of process seeking to attach, by trustee or similar process, any funds of Borrower, or of any entity under control of Borrower (including a Subsidiary), on deposit with Lender or an Affiliate; (c) Borrower is enjoined, restrained, or prevented by court order from conducting a material part of its business; (d) a judgment or other claim in excess of One Hundred Thousand Dollars ($100,000.00) becomes a Lien on any of Borrower’s assets; or (e) a notice of lien, levy, or assessment is filed against any of Borrower’s assets by any government agency and not paid within ten (10) days after Borrower receives notice. These are not Events of Default if stayed or if a bond is posted pending contest by Borrower (but no Credit Extensions shall be made during the cure period);

8.5          Insolvency (a) Borrower is unable to pay its debts (including trade debts) as they become due or otherwise becomes insolvent; (b) Borrower begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within forty-five (45) days (but no Credit Extensions shall be made while of any of the conditions described in clause (a) exist and/or until any Insolvency Proceeding is dismissed);

8.6          Other Agreements.   There is a default in any agreement to which Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of One Hundred Thousand Dollars ($100,000) or that could have a material adverse effect on Borrower’s business.

8.7          Judgments.   A judgment or judgments, for the payment of money in an amount, individually or in the aggregate, of at least One Hundred Thousand Dollars ($100,000) (not covered by independent third-party insurance) shall be rendered against Borrower and shall remain unsatisfied, or unstayed for a period of ten (10) days after the entry thereof (provided that no Credit Extensions will be made prior to the satisfaction, or stay of such judgment);

8.8          Misrepresentations.   Borrower or any Person acting for Borrower makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to Lender or to induce Lender to enter this Agreement or any Loan Document, and such representation, warranty, or other statement is incorrect in any material respect when made; or

8.9          Subordinated Debt.   A default or breach occurs under any agreement between Borrower and any creditor of Borrower that signed a subordination, intercreditor, or other similar agreement with Lender, or any creditor that has signed such an agreement with Lender breaches any terms of such agreement.

9             RIGHTS AND REMEDIES

9.1          Rights and Remedies.   While an Event of Default occurs and continues Lender may, without notice or demand, do any or all of the following:

(a)           declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Lender);

(b)           stop advancing money or extending credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Lender;

(c)           make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral. Borrower shall assemble the Collateral if Lender requests and make it available as Lender designates. Lender may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Lender a license to enter and occupy any of its premises, without charge, to exercise any of Lender’s rights or remedies;

(d)           apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Lender owing to or for the credit or the account of Borrower;

(e)           ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral;

(f)            demand and receive possession of a copy of Borrower’s Books; and

(g)           exercise all rights and remedies available to Lender under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).

9.2          Power of Attorney.   Borrower hereby irrevocably appoints Lender as its lawful attorney-in-fact, exercisable only upon the occurrence and during the continuance of an Event of Default, to: (a) endorse Borrower’s name on any checks or other forms of payment or security; (b) make, settle, and adjust all claims under Borrower’s insurance policies; (c) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (d) transfer the Collateral into the name of Lender or a third party as the Code permits. Borrower hereby appoints Lender as its lawful attorney-in-fact to sign Borrower’s name on any documents necessary to perfect or continue the perfection of Lender’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Obligations (other than inchoate indemnity obligations and Obligations relating to the Warrant) have been satisfied in full and Lender are under no further obligation to make Credit Extensions hereunder. Lender’s foregoing appointment as Borrower’s attorney in fact, and all of Lender’s rights and powers, coupled with an interest, are irrevocable until all Obligations (other than inchoate indemnity obligations and Obligations relating to the Warrant) have been fully repaid and performed and Lender’s obligation to provide Credit Extensions terminates.

9.3          Protective Payments.   If Borrower fails to obtain the insurance called for by Section 6.5 or fails to pay any premium thereon or fails to pay any other amount which Borrower is obligated to pay under this Agreement or any other Loan Document, Lender may obtain such insurance or make such payment, and all amounts so paid by Lender are Lender’s Expenses and immediately due and payable, bearing interest at the then highest applicable rate, and secured by the Collateral. Lender will make reasonable efforts to provide Borrower with notice of Lender obtaining such insurance at the time it is obtained or within a reasonable time thereafter. No payments by Lender are deemed an agreement to make similar payments in the future or Lender’s waiver of any Event of Default.

9.4          Application of Payments and Proceeds.   Borrower shall have no right to specify the order or the accounts to which Lender shall allocate or apply any payments required to be made by Borrower to Lender or otherwise received by Lender under this Agreement when any such allocation or application is not specified elsewhere in this Agreement. If an Event of Default has occurred and is continuing, Lender may apply any funds in its possession, whether from Borrower account balances, payments, proceeds realized as the result of any disposition of the Collateral, or otherwise, to the Obligations in such order as the Lender shall determine in its sole discretion. Any surplus shall be paid to Borrower or other Persons legally entitled thereto; Borrower shall remain liable to Lender for any deficiency. If Lender, in its good faith business judgment, directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Lender shall have the option, exercisable at any time, of either reducing the Obligations by the principal amount of the purchase price or deferring the reduction of the Obligations until the actual receipt by Lender of cash therefor.

9.5          Liability for Collateral.   So long as Lender complies with reasonable banking practices regarding the safekeeping of the Collateral in the possession or under the control of Lender, Lender shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person. Borrower bears all risk of loss, damage or destruction of the Collateral.

9.6          No Waiver; Remedies Cumulative.   Lender’s failure, at any time or times, to require strict performance by Borrower of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Lender thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by Lender and then is only effective for the specific instance and purpose for which it is given. Lender’s rights and remedies under this Agreement and the other Loan Documents are cumulative. Lender has all rights and remedies provided under the Code, by law, or in equity. Lender’s exercise of one right or remedy is not an election, and Lender’s waiver of any Event of Default is not a continuing waiver. Lender’s delay in exercising any remedy is not a waiver, election, or acquiescence.

9.7          Demand Waiver.   Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Lender on which Borrower is liable.

10           NOTICES

All notices, consents, requests, approvals, demands, or other communication (collectively, “Communication”) by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail (if an email address is specified herein) or facsimile transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below. Either Lender or Borrower may change its address or facsimile number by giving the other party written notice thereof in accordance with the terms of this Section 10.

If to Borrower:	ARYx Therapeutics, Inc. 6300 Dumbarton Circle Fremont, CA 94555 Attn: Jason Barker Fax: (510) 585-2202 Email: jbarker@aryx.com

with a copy to:	Cooley Godward Kronish LLP 101 California Street 5th Floor San Francisco, CA 94111-5800 Attn: Barry Graynor, Esq. Fax: (415) 693-2222 Email: graynorba@cooley.com

If to Lender:	Oxford Finance Corporation 133 North Fairfax Street Alexandria, Virginia 22314 Attention: General Counsel Fax: (703) 519-5225

11           CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

Virginia law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Lender each submit to the exclusive jurisdiction of the State and Federal courts in Virginia. Notwithstanding the foregoing, nothing in this Agreement shall be deemed to operate to preclude Lender from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Lender. Borrower expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Borrower hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Borrower hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to Borrower at the address set forth in Section 10 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of Borrower’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND LENDER EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

12           GENERAL PROVISIONS

12.1        Successors and Assigns.   This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights or obligations under it without Lender’s prior written consent (which may be granted or withheld in Lender’s discretion). Lender has the right, without the consent of or notice to Borrower, to sell, transfer, assign, negotiate, or grant participation in all or any part of, or any interest in, Lender’s obligations, rights, and benefits under this Agreement and the other Loan Documents.

12.2        Indemnification/Expenses.   Borrower agrees to indemnify, defend and hold Lender and its directors, officers, employees, agents, attorneys, or any other Person, affiliated with or representing Lender harmless against: (a) all obligations, demands, claims, and liabilities (collectively, “Claims”) asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Lender’s Expenses incurred, or paid by Lender from, following, or arising from transactions between Lender and Borrower (including reasonable attorneys’ fees and expenses), except for Claims and/or losses directly caused by Lender’s gross negligence or willful misconduct.

12.3        Time of Essence.   Time is of the essence for the performance of all Obligations in this Agreement.

12.4        Severability of Provisions.   Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.5        Amendments in Writing; Integration.   All amendments to this Agreement must be in writing signed by Lender and Borrower. This Agreement and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.

12.6        Counterparts.   This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement.

12.7        Survival.   All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement and Obligations relating to the Warrant) have been satisfied. The obligation of Borrower in Section 12.2 to indemnify Lender shall survive until the statute of limitations with respect to such claim or cause of action shall have run.

12.8        Confidentiality.   In handling any confidential information, Lender shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (a) to Lender’s Subsidiaries or Affiliates; (b) to prospective transferees or purchasers of any interest in the Credit Extensions (provided, however, Lender shall use commercially reasonable efforts to obtain such prospective transferee’s or purchaser’s agreement to the terms of this provision); (c) as required by law, regulation, subpoena, or other order; (d) to regulators or as otherwise required in connection with an examination or audit; and (e) as Lender considers appropriate in exercising remedies under this Agreement. Confidential information does not include information that either: (i) is in the public domain or in Lender’s possession when disclosed to Lender, or becomes part of the public domain after disclosure to Lender through no fault of Lender; or (ii) is disclosed to Lender by a third party, if Lender does not know that the third party is prohibited from disclosing the information.

12.9        Right of Set Off.   Borrower hereby grants to Lender, a lien, security interest and right of set off as security for all Obligations to Lender hereunder, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Lender or any entity under the control of Lender or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Lender may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

13           DEFINITIONS

13.1        Definitions.   As used in this Agreement, the following terms have the following meanings:

“Affiliate” of any Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Agreement” is defined in the preamble hereof.

“Basic Rate” is the per annum rate of interest (based on a year of 360 days) equal to the greater of: (i) 11.50%, and (ii) the sum of (a) the 3-month U.S. LIBOR rate as reported in the Wall Street Journal three (3) Business days prior to the Funding Date, plus (b) the Loan Margin.

“Borrower” is defined in the preamble hereof.

“Borrower’s Books” are all Borrower’s books and records including ledgers, federal and state tax returns, records regarding the Collateral and all computer programs or storage or any equipment containing such information.

“Borrowing Resolutions” are, with respect to any Person, those resolutions adopted by such Person’s Board of Directors and delivered by such Person to Lender approving the Loan Documents to which such Person is a party and the transactions contemplated thereby, together with a certificate executed by its secretary on behalf of such Person certifying that (a) such Person has the authority to execute, deliver, and perform its obligations under each of the Loan Documents to which it is a party, (b) that attached as Exhibit A to such certificate is a true, correct, and complete copy of the resolutions then in full force and effect authorizing and ratifying the execution, delivery, and performance by such Person of the Loan Documents to which it is a party, (c) the name(s) of the Person(s) authorized to execute the Loan Documents on behalf of such Person, together with a sample of the true signature(s) of such Person(s), and (d) that Lender may conclusively rely on such certificate unless and until such Person shall have delivered to Lender a further certificate canceling or amending such prior certificate.

“Business Day” is any day that is not a Saturday, Sunday or a day on which Lender is closed.

“Claims” are defined in Section 12.2.

“Code” is the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the Commonwealth of Virginia provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Lender’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than Virginia, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes on the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” is any and all properties, rights and assets of Borrower described on Exhibit A.

“Communication” is defined in Section 10.

“Compliance Certificate” is that certain certificate in the form attached hereto as Exhibit C.

“Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“Credit Extension” is any Equipment Advance or any other extension of credit by Lender for Borrower’s benefit.

“Default” is any event which with notice or passage of time or both, would constitute an Event of Default.

“Default Rate” is defined in Section 2.2.(b).

“Designated Deposit Account” is Borrower’s deposit account, account number                              , maintained with                                   .

“Dollars,” “dollars” and “$” each mean lawful money of the United States.

“Effective Date” is defined in the preamble of this Agreement.

“Eligible Equipment” is the following to the extent it complies with all of Borrower’s representations and warranties to Lender, is acceptable to Lender in all respects, is located at Borrower’s facility located in Fremont, California or such other location of which Lender has approved in writing, and is subject to a first priority Lien in favor of Lender: (a) general purpose equipment (computer equipment, information technology equipment, office equipment, manufacturing and laboratory equipment and office furnishings, subject to the limitations set forth herein, and (b) Other Equipment.

“Equipment” is all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“Equipment Advance” is defined in Section 2.1.1(a).

“Equipment Line” is an Equipment Advance in an aggregate amount of One Million Five Hundred Thousand Dollars ($1,500,000).

“Equipment Maturity Date” is the date which is thirty-five (35) months after the first Payment Date with respect to the Equipment Advance.

“ERISA” is the Employee Retirement Income Security Act of 1974, and its regulations.

“Event of Default” is defined in Section 8.

“Event of Loss” is defined in Section 2.1.1(c).

“Final Payment” is a payment (in addition to and not a substitution for the regular monthly payments of principal plus accrued interest) due on the earlier to occur of (a) the Equipment Maturity Date, (b) the acceleration of the Equipment Advance, or (c) the prepayment of the Equipment Advance, equal to the amount of the Equipment Advance multiplied by the Final Payment Percentage.

“Final Payment Percentage” is two percent (2.00%).

“Financed Equipment” is all Eligible Equipment in which Borrower has any interest, the purchase of which is financed by the Equipment Advance.

“Funding Date” is the date on which the Credit Extension is made to or on account of Borrower which shall be a Business Day.

“GAAP” is generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

“Governmental Approval” is any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” is any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, and (d) Contingent Obligations.

“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Lender” shall mean Oxford Finance Corporation and each assignee that becomes a party to this Agreement pursuant to Section 12.1.

“Lender’s Expenses” are all audit fees and expenses, costs, and expenses (including reasonable attorneys’ fees and expenses) for preparing, amending, negotiating, administering, defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred with respect to Borrower.

“Lien” is a claim, mortgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

“Loan Documents” are, collectively, this Agreement, the Warrant, the Perfection Certificate, the Secured Promissory Note and any other present or future agreement between Borrower and/or for the benefit of Lender in connection with this Agreement, all as amended, restated, or otherwise modified.

“Loan Margin” is 770 basis points.

“Material Adverse Change” is (a) a material impairment in the perfection or priority of Lender’s Lien in the Collateral or in the value of such Collateral; (b) a material adverse change in the business, operations, or condition (financial or otherwise) of Borrower; or (c) a material impairment of the prospect of repayment of any portion of the Obligations.

“Obligations” are Borrower’s obligation to pay when due any debts, principal, interest, Lender’s Expenses, Prepayment Fee, the Final Payment and other amounts Borrower owes Lender now or later, whether under this Agreement, the Loan Documents, or otherwise, including, without limitation, all obligations relating to letters of credit (including reimbursement obligations for drawn and undrawn letters of credit), cash management services, and foreign exchange contracts, if any, and including interest accruing after Insolvency Proceedings begin (whether or not allowed) and debts, liabilities, or obligations of Borrower assigned to Lender, and the performance of Borrower’s duties under the Loan Documents.

“Operating Documents” are, for any Person, such Person’s formation documents, as certified with the Secretary of State of such Person’s state of formation on a date that is no earlier than 30 days prior to the Effective Date, and (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.

“Other Equipment” is leasehold improvements, intangible property such as computer software and software licenses, equipment specifically designed or manufactured for Borrower, other intangible property, limited use property and other similar property and soft costs approved by Lender, including taxes, shipping, warranty charges, freight discounts and installation expenses.

“Pay Proceeds Letter” is that certain form attached hereto as Exhibit B.

“Payment Date” is the first day of each calendar month.

“Perfection Certificate” is defined in Section 5.1.

“Permitted Investments” are investments shown on the Perfection Certificate and existing on the Effective Date, cash equivalents and marketable securities.

“Permitted Liens” are:

(a)           Liens existing on the Effective Date and shown on the Perfection Certificate or arising under this Agreement and the other Loan Documents;

(b)           Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books, provided that no notice of any such Lien has been filed or recorded under the Internal Revenue Code of 1986, as amended, and the Treasury Regulations adopted thereunder;

(c)           Liens of carriers, warehousemen, suppliers, or other Persons that are possessory in nature arising in the ordinary course of business so long as such Liens are not delinquent or remain payable without penalty or are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

(d)           purchase money Liens (i) on Equipment acquired or held by Borrower incurred for financing the acquisition of the Equipment securing no more than One Hundred Fifty Thousand Dollars ($150,000) in the aggregate amount outstanding, or (ii) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment;

(e)           Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (d), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase;

(f)            leases or subleases of real property granted in the ordinary course of business, and leases, subleases, non-exclusive licenses or sublicenses of property (other than real property or intellectual property) granted in the ordinary course of Borrower’s business, if the leases, subleases, licenses and sublicenses do not prohibit granting Lender a security interest; and

(g)           non-exclusive licenses of intellectual property granted to third parties in the ordinary course of business.

“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Prepayment Fee” shall be an additional fee payable to Lender in amount equal to:

(i)            for a prepayment made from the Funding Date but before the nineteenth month from the Funding Date of the Equipment Advance, five percent (5.0%) of the outstanding principal amount of the Equipment Advance prepaid;

(ii)           for a prepayment made on or after the nineteenth month but before the twenty fourth month after the Funding Date of the Equipment Advance, three percent (3.0%) of the outstanding principal amount of the Equipment Advance prepaid; or

(iii)          for a prepayment made on or after the twenty fourth month until the Equipment Maturity Date, two percent (2.0%) of the outstanding principal amount of the Equipment Advance prepaid.

“Registered Organization” is any “registered organization” as defined in the Code with such additions to such term as may hereafter be made.

“Requirement of Law” is as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” is any of the Chief Executive Officer, President, Chief Financial Officer or Principal Accounting Officer of Borrower.

“Secured Promissory Note” is defined in Section 2.3.

“Secured Promissory Note Record” is a record maintained by Lender with respect to the outstanding Obligations and credits made thereto.

“Subordinated Debt” is indebtedness incurred by Borrower subordinated to all of Borrower’s now or hereafter indebtedness to Lender (pursuant to a subordination, intercreditor, or other similar agreement in form and substance satisfactory to Lender entered into between Lender, Borrower and the other creditor), on terms acceptable to Lender.

“Subsidiary” means, with respect to any Person, any Person of which more than 50.0% of the voting stock or other equity interests (in the case of Persons other than corporations) is owned or controlled, directly or indirectly, by such Person or one or more Affiliates of such Person.

“Transfer” is defined in Section 7.1.

“Warrant” is that certain Warrants to Purchase Stock dated as of the Effective Date executed by Borrower in favor of Lender.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

BORROWER:

ARYx THERAPEUTICS, INC.

By	/s/ JOHN VARIAN
Name:	JOHN VARIAN
Title:	COO

LENDER:

OXFORD FINANCE CORPORATION, as Lender

By
Name:
Title:

COLLATERAL MIX RIDER

TO

LOAN AND SECURITY AGREEMENT NO. 8081149
DATED DECEMBER 31, 2008

BETWEEN

OXFORD FINANCE CORPORATION (the “LENDER”)
AND

ARYX THERAPEUTICS, INC. (the “BORROWER”)

Borrower shall cause the composition and mix of Equipment to conform to and meet the following concentration requirements (hereinafter “Concentration Requirement”) for each class of Equipment (hereinafter “Equipment Class”) as identified and set forth below. Borrower herein represents and warrants that it shall maintain each such Equipment Class and its respective Concentration Requirement, except where Lender (at its sole and absolute discretion) authorizes any variance from the Concentration Requirement (“Concentration Variance”). If Lender authorizes the Concentration Variance then, within 120 days of the date such Concentration Variance occurs, Borrower will do one of the following (a “Concentration Correction”):

1.     Grant to Lender a security interest in additional equipment satisfactory to Lender, not previously subject to Lender’s security interest (collectively, the “Additional Equipment”), in sufficent type and amount so that the Concentration Requirement set forth below is met and the Concentration Variance is eliminated. The Additional Equipment shall be subject to all of the terms and conditions of the Loan and Security Agreement, including without limitation, Borrower’s representations, warranties, and covenants, which shall be deemed remade by Borrower upon its grant of a security interest in the Additional Equipment.

2.     Pay Lender cash in an amount equal to the Concentration Variance to hold as cash collateral until the Note is fully repaid. Borrower hereby grants Lender a security interest in such cash collateral and all proceeds and products thereof. Borrower agrees that such cash collateral held by Lender: (a) shall not bear interest, (b) may be commingled with other funds of Lender, and (c) may be applied by Lender to amounts owing by Borrower upon the occurrence and during the continuance of any Event of Default under the Loan and Security Agreement or the Note.

The failure of Borrower to do a Concentration Correction within the 120-day time period shall constitute a Default under the Note and the Loan and Security Agreement.

Equipment Class	Concentration Requirement

Laboratory & Manufacturing Equipment	Minimum of 65%
Computer Equipment	Maximum of 8%
Furniture/Office	Maximum of 7%
Soft	Maximum of 20%

[Signature page follows]

COLLATERAL MIX RIDER

Dated as of: December 31, 2008

OXFORD FINANCE CORPORATION	ARYX THERAPEUTICS, INC.

By:	By:	/s/ JOHN VARIAN

Name:	Name:	JOHN VARIAN

Title:	Title:	COO

POST CLOSING OBLIGATIONS LETTER

December 31, 2008

RE: Loan and Security Agreement No.8081149, dated as of December 31, 2008 (the “Loan Agreement”), by and between ARYx Therapeutics. Inc. (“Borrower”) and Oxford Finance Corporation (“Lender”).

Ladies and Gentlemen:

This letter shall confirm our agreement regarding the post-closing requirements for the Loan Agreement. This Letter is a Loan Document as such term is defined in the Loan Agreement. All capitalized terms used in this letter agreement but not defined herein shall have the meanings given such terms in the Loan Agreement.

The Borrower shall deliver or cause to be delivered to Lender the following, as soon as practicable and in any event by the applicable deadlines set forth below (subject to any extensions of any such deadline as may be granted by Lender in its discretion in writing), in form and substance reasonably satisfactory to Lender:

1.               As soon as available and, in any event, no later than 5:00PM New York time on Tuesday February 17th, 2009, the Borrower shall cause to be delivered to Lender’s counsel a fully executed Landlord Consent and Waiver for 6300 Dumbarton Circle Fremont, CA 94555; and

2.               As soon as available and, in any event, no later than 5:00PM New York time on Monday January 12th, 2009, the Borrower shall cause to be delivered to Lender’s counsel a fully executed Perfection Certificate.

If Borrower is unable to obtain the Landlord Consent and Waiver in form and content and satisfactory to Lender within forty-five (45) days after the date hereof, such failure shall constitute a Default under the Loan Agreement. If Borrower is unable to obtain the Perfection Certificate after the date hereof, such failure shall constitute a Default under the Loan Agreement.

[Remainder of page left intentionally blank; Signature pages follow]

Very truly yours,

OXFORD FINANCE CORPORATION

By:
Name:
Title:

ACCEPTED AND AGREED TO:

ARYx THERAPEUTICS, INC.

By:	/s/ JOHN VARIAN
Name:	JOHN VARIAN
Title:	COO

EXHIBIT A

The Collateral consists of all right, title and interest of Borrower in and to Equipment financed by Lender pursuant to the Agreement including the attached list:

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COLLATERAL SCHEDULE NO. 01

(36 MONTH AMORTIZATION)

THIS COLLATERAL SCHEDULE NO. 01 is annexed to and made a part of that certain Loan and Security Agreement No. 8081149 dated as of December 31, 2008 (“Agreement”) between Oxford Finance Corporation, together with its successors and assigns, if any, as Lender, and ARYx Therapeutics, Inc. as Borrower, and describes collateral in which Borrower has granted Lender a security interest in connection with the Indebtedness (as defined in the Agreement) including without limitation that certain Promissory Note dated December 31, 2008 in the original principal amount of $1,000,000.00 (“Note”).

Borrower hereby reaffirms all of the representations, warranties, and covenants contained in the Agreement and the Note as of the date hereof and further represents and warrants to Lender that no default has occurred and is continuing as of the date hereof.

See attached Exhibit A for list of Collateral, all of which Collateral for this Schedule is located at the following address(es). If more than one address, Exhibit A contains a column with an indication of the location of each item:

Address 1: 6300 Dumbarton Circle, Fremont, CA 94555

[Signature page follows]

LENDER:	BORROWER:

Oxford Finance Corporation	ARYx Therapeutics, Inc.

By:	By:	/s/ JOHN VARIAN

Name:	Name:	JOHN VARIAN

Title:	Title:	COO

Date:	Date:	31 - December - 2008

EXHIBIT B

[Pay Proceeds Letter to be attached]

EXHIBIT C

COMPLIANCE CERTIFICATE

TO:	Oxford Finance Corporation, as Lender	Date:

FROM: ARYx THERAPEUTICS, INC.

The undersigned authorized officer of ARYx THERAPEUTICS, INC. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Lender (the “Agreement”), (1) Borrower is in complete compliance for the period ending                         with all required covenants except as noted below, (2) there are no Events of Default, except as noted below, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.8 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Lender. Attached are the required documents supporting the certification. The undersigned certifies, in the capacity as an officer of the Borrower, that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges, in the capacity as an officer of the Borrower, that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Quarterly Financial Statements Compliance Certificate	Quarterly within 45 days	Yes No
Audited Financial Statements	Annually within 120 days after FYE	Yes No
Board Approved Projections	Annually within 10 days after FYE	Yes No

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

LENDER USE ONLY

Received by:
AUTHORIZED SIGNER
By:
Name:	Date:
Title:
Verified:
AUTHORIZED SIGNER
Date:

Compliance Status: Yes No

EXHIBIT D

[SECURED PROMISSORY NOTE TO BE PROVIDED BY LENDER]

Promissory Note	Loan and Security Agreement No. 8081149
Schedule No. 01

PROMISSORY NOTE

To Loan and Security Agreement No. 8081149

December 31, 2008

FOR VALUE RECEIVED, ARYx Therapeutics, Inc., a Delaware corporation, located at the address stated below (“Maker”) promises to pay to the order of Oxford Finance Corporation or any subsequent holder hereof (each, a “Payee”) at its office located at 133 N. Fairfax Street, Alexandria, VA 22314 or at such other place as Payee or the holder hereof may designate, the principal sum of One Million Dollars ($1,000,000.00), with interest on the unpaid principal balance, from the date hereof through and including the dates of payment, at a fixed interest rate of eleven and fifty one-hundreths percent (11.50%) per annum, in thirty-six (36) consecutive monthly installments of principal and interest, each a “Periodic Installment” as follows:

Periodic Installment	Amount
1- 36	$32,976.01

and a final installment which shall be in the amount of the total outstanding principal and interest, if any. The first Periodic Installment shall be due and payable on February 1, 2009 and the following Periodic Installments and the final installment shall be due and payable on the first day of each succeeding month (each, a “Payment Date”) beginning on March 1, 2009. Such installments have been calculated on the basis of a 360-day year of twelve 30-day months. Each payment may, at the option of the Payee, be calculated and applied on an assumption that such payment would be made on its due date. Maker agrees to pay any initial partial month interest payment from the date of this Note to the first day of the following month (“Interim Interest”).

(**Note:  Oxford will invoice Debtor for the Interim Interest)

On the scheduled due date of the final installment or, if earlier, on the date of any prepayment of the entire outstanding balance of principal and accrued interest, the Maker shall also pay to Payee a final payment (“Final Payment”) equal to $20,000.00. For the avoidance of doubt, this Final Payment is a fixed payment that is in addition to, and not in lieu of: a) all amounts of principal and interest due and owing from the Maker; and b) the prepayment premium due to Payee that is calculated as a percentage of the outstanding principal and further described below in this promissory note. The amount of the Final Payment shall not be adjusted on account of any such prepayment of principal and interest.

Defined terms not otherwise defined herein shall have the meaning given to them in the Security Agreement.

The acceptance by Payee of any payment which is less than payment in full of all amounts due and owing at such time shall not constitute a waiver of Payee’s right to receive payment in full at such time or at any prior or subsequent time.

The Maker hereby expressly authorizes the Payee to insert the date value is actually given in the blank space on the face hereof and on all related documents pertaining hereto.

This Note is secured by a Loan and Security Agreement dated as of December         , 2008 between Maker and Payee (hereinafter called the “Security Agreement” and the Security Agreement, this Note and any other document evidencing or securing this loan is hereinafter called a “Debt Document”).

Time is of the essence hereof. If any installment or any other sum due under this Note or the Security Agreement is not received when due, the Maker agrees to pay, in addition to the amount of each such installment or other sum, a late payment charge of five percent (5%) of the amount of said installment or other sum, but not exceeding any lawful maximum. If (i) Maker fails to make payment of any amount due hereunder; or (ii) Maker is in default under, or fails to perform under any term or condition contained in the Security Agreement, then the entire principal sum remaining unpaid, together with all accrued interest thereon and any other sum payable (including, without limitation, the prepayment premium set forth hereinafter) under this Note or the Security Agreement, at the election of Payee, shall immediately become due and payable, with interest thereon at the lesser of

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eighteen percent (18%) per annum or the highest rate not prohibited by applicable law from the date of such accelerated maturity until paid (both before and after any judgment).

Notwithstanding anything to the contrary contained herein or in the Security Agreement, Maker may prepay in full, but not in part, its Obligations hereunder by payment of the entire Obligations, plus an additional sum as a prepayment premium which shall be equal to the following percentages of the remaining principal balance for the indicated period:

(i)            for a prepayment made from the Funding Date but before the nineteenth month from the Funding Date of the Equipment Advance, five percent (5.0%) of the outstanding principal amount of the Equipment Advance prepaid;

(ii)           for a prepayment made on or after the nineteenth month but before the twenty fourth month after the Funding Date of the Equipment Advance, three percent (3.0%) of the outstanding principal amount of the Equipment Advance prepaid; or

(iii)          for a prepayment made on or after the twenty fourth month until the Equipment Maturity Date, two percent (2.0%) of the outstanding principal amount of the Equipment Advance prepaid.

The Maker and all sureties, endorsers, guarantors or any others (each such person, other than the Maker, an “Obligor”) who may at any time become liable for the payment hereof jointly and severally consent hereby to any and all extensions of time, renewals, waivers or modifications of, and all substitutions or releases of, security or of any party primarily or secondarily liable on this Note or the Security Agreement or any term and provision of either, which may be made, granted or consented to by Payee, and agree that suit may be brought and maintained against any one or more of them, at the election of Payee without joinder of any other as a party thereto, and that Payee shall not be required first to foreclose, proceed against, or exhaust any security hereof in order to enforce payment of this Note. The Maker and each Obligor hereby waives presentment, demand for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, and all other notices in connection herewith, as well as filing of suit (if permitted by law) and diligence in collecting this Note or enforcing any of the security hereof, and agrees to pay (if and to the extent permitted by law) all expenses incurred in collection, including Payee’s reasonable attorneys’ fees.

Maker and Payee intend to strictly comply with all applicable federal and Virginia laws, including applicable usury laws (or the usury laws of any jurisdiction whose usury laws are deemed to apply to the Note or any other Debt Document despite the intention and desire of the parties to apply the usury laws of the Commonwealth of Virginia). Accordingly, the provisions of this paragraph shall govern and control over every other provision of this Note or any other Debt Document which conflicts or is inconsistent with this Section, even if such provision declares that it controls. As used in this paragraph, the term “interest” includes the aggregate of all charges, fees, benefits or other compensation which constitute interest under applicable law, provided that, to the maximum extent permitted by applicable law, (a) any non-principal payment shall be characterized as an expense or as compensation for something other than the use, forbearance or detention of money and not as interest, and (b) all interest at any time contracted for, reserved, charged or received shall be amortized, prorated, allocated and spread, in equal parts during the full term of the obligations. In no event shall Maker or any other person be obligated to pay, or Payee have any right or privilege to reserve, receive or retain, (a) any interest in excess of the maximum amount of non-usurious interest permitted under the laws of the Commonwealth of Virginia or the applicable laws (if any) of the United States or of any other state, or (b) total interest in excess of the amount which Payee could lawfully have contracted for, reserved, received, retained or charged had the interest been calculated for the full term of the obligations. On each day, if any, that the interest rate (the “Stated Rate”) called for under this Note or any other Debt Document exceeds the maximum non-usurious rate, the rate at which interest shall accrue shall automatically be fixed by operation of this sentence at the maximum non-usurious rate for that day. Thereafter, interest shall accrue at the Stated Rate unless and until the Stated Rate again exceeds the maximum non-usurious rate, in which case, the provisions of the immediately preceding sentence shall again automatically operate to limit the interest accrual rate to the maximum non-usurious rate. The daily interest rates to be used in calculating interest at the maximum non-usurious rate shall be determined by dividing the applicable maximum non-usurious rate by the number of days in the calendar year for which such calculation is being made. None of the terms and provisions contained in this Note or in any other Debt Document which directly or indirectly relate to interest shall ever be construed without reference to this paragraph, or be construed to create a contract to pay for the use, forbearance or detention of money at an interest rate in excess of the maximum non-usurious rate. If the term of any obligation is shortened by reason of acceleration of maturity as a result of any Default or by any other cause, or by reason of any required or permitted prepayment, and if for that (or any other) reason Payee at any time,

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including but not limited to, the stated maturity, is owed or receives (and/or has received) interest in excess of interest calculated at the maximum non-usurious rate, then and in any such event all of any such excess interest shall be canceled automatically as of the date of such acceleration, prepayment or other event which produces the excess, and, if such excess interest has been paid to Payee, it shall be credited pro tanto against the then-outstanding principal balance of Maker’s obligations to Payee, effective as of the date or dates when the event occurs which causes it to be excess interest, until such excess is exhausted or all of such principal has been fully paid and satisfied, whichever occurs first, and any remaining balance of such excess shall be promptly refunded to its payor.

THE MAKER HEREBY UNCONDITIONALLY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS NOTE, ANY OF THE RELATED DOCUMENTS, ANY DEALINGS BETWEEN MAKER AND PAYEE RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN MAKER AND PAYEE. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT (INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.) THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS NOTE, ANY RELATED DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION. IN THE EVENT OF LITIGATION, THIS NOTE MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

This Note and the Security Agreement constitute the entire agreement of the Maker and Payee with respect to the subject matter hereof and supersedes all prior understandings, agreements and representations, express or implied.

No variation or modification of this Note, or any waiver of any of its provisions or conditions, shall be valid unless in writing and signed by an authorized representative of Maker and Payee. Any such waiver, consent, modification or change shall be effective only in the specific instance and for the specific purpose given.

Any provision in this Note or the Security Agreement which is in conflict with any statute, law or applicable rule shall be deemed omitted, modified or altered to conform thereto.

Upon receipt of an affidavit of an officer of Payee as to the loss, theft, destruction or mutilation of this Note or any Debt Document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon surrender and cancellation of such Note or other Debt Document, Maker will issue, in lieu thereof, a replacement Note or other Debt Document in the same principal amount thereof and otherwise of like tenor.

It is understood and agreed that this Note and all of the Debt Documents were negotiated and have been or will be delivered to Payee in the Commonwealth of Virginia, which State the parties agree has a substantial relationship to the parties and to the underlying transactions embodied by this Note and the Debt Documents. Maker agrees to furnish to Payee at Payee’s office in Alexandria, VA, all further instruments, certifications and documents to be furnished hereunder. The parties also agree that if collateral is pledged to secure the debt evidenced by this Note, that the state or states in which such collateral is located each have a substantial relationship to the parties and to the underlying transaction embodied by this Note and the Debt Documents.

MAKER AGREES THAT THE PAYEE OF THIS NOTE SHALL HAVE THE OPTION BY WHICH STATE LAWS THIS NOTE SHALL BE GOVERNED AND CONSTRUED: (A) THE LAWS OF THE COMMONWEALTH OF VIRGINIA; OR (B) IF COLLATERAL HAS BEEN PLEDGED TO SECURE THE DEBT EVIDENCED BY THIS NOTE, THEN BY THE LAWS OF THE STATE OR STATES WHERE THE COLLATERAL IS LOCATED, AT PAYEE’S OPTION. THIS CHOICE OF STATE LAWS IS EXCLUSIVE TO THE PAYEE OF THIS NOTE. MAKER SHALL NOT HAVE ANY OPTION TO

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CHOOSE THE LAWS BY WHICH THIS NOTE SHALL BE GOVERNED. MAKER AND GUARANTORS HEREBY CONSENT TO THE EXERCISE OF JURISDICTION OVER IT BY ANY FEDERAL COURT SITTING IN VIRGINIA OR ANY VIRGINIA COURT SELECTED BY PAYEE, FOR THE PURPOSES OF ANY AND ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THE NOTE, THE LOAN AGREEMENT AND ALL OTHER DOCUMENTS. MAKER AND GUARANTORS IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH PROCEEDING BROUGHT IN ANY SUCH COURT, ANY CLAIM BASED ON THE CONSOLIDATION OF PROCEEDINGS IN SUCH COURTS IN WHICH PROPER VENUE MAY LIE IN DIVERGENT JURISDICTIONS, AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. MAKER AND GUARANTORS HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE, THE OTHER DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

ARYX THERAPEUTICS, INC.

By:	/s/ JOHN VARIAN

Print Name:	JOHN VARIAN

Title:	COO

Federal Tax ID#:

Address:

PLEASE HAVE ABOVE SIGNATURE WITNESSED AT TIME OF EXECUTION:

Witness:	/s/ Jason Barker

Print Name:	Jason Barker

Address:	6300 Dumbarton Circle

Fremont, CA 94555